UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 2004


                        LINCOLN INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)


                           Kentucky 0-5767 61-0575092
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                    (State or other jurisdiction (Commission
                        (I.R.S Employer of incorporation)
                        File Number) Identification No.)


              Suite 201, 2300 Greene Way Louisville, Kentucky 40220
          -------------------------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (502) 671-0010



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 30, 2004, the company transferred substantially all of its operating assets to its wholly-owned subsidiary AUSA, Inc. Thereafter, the company declared a distributive dividend to its stockholders of record on January 30, 2004 of all the shares of common stock of AUSA, Inc. so that each stockholder of the company will receive one share of AUSA, Inc. common stock for each share of common stock of the company owned by such stockholder on January 30, 2004.

         Excluded from the assets transferred by the company to AUSA, Inc. were cash and deposit account balances of approximately $450,000, which funds have been retained by the company as well as liabilities estimated to be approximately $33,000.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Lincoln International Corporation has duly caused this report to be signed on its behalf, by the undersigned, President and Chief Executive Officer, Thurman
L. Sisney as thereunto duly authorized in the City of Louisville, Commonwealth of Kentucky, on the 30th day of January, 2004.


Date: January 30, 2004                  LINCOLN INTERNATIONAL CORPORATION


                                        /s/ THURMAN L. SISNEY
                                            ----------------------------
                                        By: Thurman L. Sisney
                                            President


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                                  EXHIBIT INDEX

 EXHIBIT NO.                       DESCRIPTION
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      2         Asset Contribution And Stock Purchase Agreement